Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COMMERCIAL METALS COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-0725338 (I.R.S. Employer Identification No.)

6565 N. MacArthur Blvd. Irving, Texas (Address of Principal Executive Offices)	75039 (Zip Code)

Commercial Metals Company 1999 Non-Employee Director Stock Plan
(Full title of the plan)

David M. Sudbury, Esq.
Senior Vice President, Secretary and General Counsel
6565 N. MacArthur Blvd.
Irving, Texas 75039
(Name and address of agent for service)
(214) 689-4300
(Telephone number, including area code, of agent for service)
with copies of communications to:
William R. Hays, III, Esq.
Haynes and Boone, LLP
901 Main Street, Suite 3100
Dallas, Texas 75202
(214) 651-5561

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title of securities	Amount to be	offering price	aggregate offering	registration fee
to be registered	registered (1)	per share (2)	price (2)	(2)
Common Stock, par value $0.01 per share	600,000	$29.89	$17,934,000.00	$550.57

(1)	Plus such indeterminate number of shares of Common Stock as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933, as amended.

(2)	The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the registration fee pursuant to paragraphs (c) and (h)(1) of Rule 457 promulgated under the Securities Act of 1933, as amended, and are based upon the average of the high price and low prices of the Common Stock reported on the New York Stock Exchange on March 22, 2007.

STATEMENT UNDER GENERAL INSTRUCTION E REGISTRATION OF ADDITIONAL SECURITIES
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.Incorporation of Documents by Reference.
Item 8.Exhibits
SIGNATURES
EXHIBIT INDEX
Opinion of David M. Sudbury
Consent of Deloitte & Touche LLP

STATEMENT UNDER GENERAL INSTRUCTION E
REGISTRATION OF ADDITIONAL SECURITIES
     This Registration Statement on Form S-8 is being filed pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register an additional 600,000 shares of Commercial Metals Company (the “Company”) common stock, par value $0.01 per share (the “Common Stock”), pursuant to the Commercial Metals Company 1999 Non-Employee Director Stock Plan, as amended (the “Plan”). This registration of 600,000 shares of Common Stock will increase the number of shares registered for issuance under the Plan to an aggregate of 800,000 shares of Common Stock, subject to adjustment under the Plan. Except as set forth below, this Registration Statement incorporates by reference the contents of the Company’s registration statement on Form S-8 (File No. 333-42648), and all the exhibits thereto, relating to the Plan, which was previously filed with the Securities and Exchange Commission (the “Commission”) on July 31, 2000.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The Company hereby incorporates by reference the following documents filed with the Commission:
(a)	The Company’s Annual Report on Form 10-K for the year ended August 31, 2006, filed on November 8, 2006;

(b)	The Company’s Current Report on Form 8-K, filed on November 8, 2006;

(c)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended November 30, 2006, filed on January 9, 2007;

(d)	The description of the Company’s common stock, which is contained in the Company’s registration statement on Form 8-A, filed with the Commission on June 18, 1982, as updated or amended in any amendment or report filed for such purpose; and

(e)	All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date such documents are filed. Any statement contained herein or in any document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.
Item 8. Exhibits

*5.1	—	Opinion of David M. Sudbury with respect to validity of issuance of securities.

*23.1	—	Consent of Deloitte & Touche LLP.

*23.2	—	Consent of David M. Sudbury (included in Exhibit 5.1)

*24.1	—	Power of Attorney (included on the signature page of the Registration Statement).

*	Each document marked with an asterisk is filed herewith.

SIGNATURES
     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Company has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMMERCIAL METALS COMPANY
/s/ Murray R. McClean
By: Murray R. McClean
President and Chief Executive Officer

Date: March 29, 2007

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Murray R. McClean and David M. Sudbury, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and file with the Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this Registration Statement on Form S-8 under the Securities Act, including any amendment or amendments relating thereto (and any additional Registration Statement related hereto permitted by Rule 462(b) promulgated under the Securities Act, including any amendment or amendments relating thereto), with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done.
     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated:

/s/ Murray R. McClean	/s/ Robert D. Neary

Murray R. McClean, March 28, 2007 President and Chief Executive Officer	Robert D. Neary, March 9, 2007 Director

/s/ Stanley A. Rabin	/s/ Dorothy G. Owen

Stanley A. Rabin, March 28, 2007 Chairman of the Board	Dorothy G. Owen, March 9, 2007 Director

/s/ Harold L. Adams	/s/ J. David Smith

Harold L. Adams, March 28, 2007 Director	J. David Smith, March 28, 2007 Director

/s/ Moses Feldman	/s/ Robert R. Womack

Moses Feldman, March 28, 2007 Director	Robert R. Womack, March 9, 2007 Director

/s/ Ralph E. Loewenberg	/s/ William B. Larson

Ralph E. Loewenberg, March 28, 2007 Director	William B. Larson, March 28, 2007 Vice President and Chief Financial Officer

/s/ Anthony A. Massaro	/s/ Leon K. Rusch

Anthony A. Massaro, March 9, 2007 Director	Leon K. Rusch, March 28, 2007 Controller

EXHIBIT INDEX

*5.1	—	Opinion of David M. Sudbury with respect to validity of issuance of securities.

*23.1	—	Consent of Deloitte & Touche LLP.

*23.2	—	Consent of David M. Sudbury (included in Exhibit 5.1)

*24.1	—	Power of Attorney (included on the signature page of the Registration Statement).